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Exhibit 23.4

CONSENT OF THE ENVIRONMENTAL FINANCIAL CONSULTING GROUP, INC.

        We consent to the reference to our firm as the appraiser retained by the Trustees of the CH2M HILL Companies Ltd. employee benefit plans which is included in this registration statement.

THE ENVIRONMENTAL FINANCIAL CONSULTING GROUP, INC.

New York, New York
February 25, 2004

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CONSENT OF THE ENVIRONMENTAL FINANCIAL CONSULTING GROUP, INC.